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                                  Exhibit 10.3

                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of January 11, 1999, by and between KENT E. LOVELACE, JR. ("Lovelace") and JOHN H. MARTIN ("Martin", together, the "Consultants"), and AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("ATG").

                                R E C I T A L S:
                                ----------------

         WHEREAS, ATG desires the assistance of the Consultants in establishing a business relationship with [Cosmetic Firm] ("CF")(the "Services");

         WHEREAS, the Consultants have the ability to introduce ATG to CF and facilitate a business relationship between ATG and CF.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, ATG and the Consultants hereby agree as follows:

         1. ENGAGEMENT. Upon the terms, and subject to the terms and conditions, contained herein, ATG hereby engages the Consultants to provide the Services and the Consultants agrees to provide the Services as provided herein.

         2.  FEES.

                  2.1 CONDITIONS FOR PAYMENT. Compensation for the Services shall be paid to the Consultants in the amounts indicated upon the consummation of the agreements between ATG and CF indicated:

                  a) If CF and ATG enter into a formal joint testing agreement regarding ATG's proprietary IE(TM) Crystal technology (the "Technology"), ATG shall issue the Consultants fifty thousand (50,000) shares of ATG Common Stock; and

                  b) If CF and ATG enter into a formal agreement pursuant to which ATG receives revenue from CF in connection with the use of the Technology by CF, other than for the purchase of IE Crystals for testing purposes, ATG shall issue the Consultants fifty thousand (50,000) shares of ATG Common Stock and pay a commission of ten percent (10%) of ATG's net profit's under the agreement. Net profit is total revenue received by ATG under such agreement less all costs of ATG associated with such agreement plus an additional ten percent (10%) as an allocation of overhead incurred in connection therewith.

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                  2.2  VALUE.  All shares delivered under Section 2.1 (the
"Shares") shall be valued at $0.75 per share.

                  2.3 REGISTRATION. The Shares to be delivered to the Consultants hereunder shall be delivered upon registration of the Shares under the Securities Act of 1933 on Form S-8. ATG shall use its best efforts to cause the registration of the Shares as soon as practicable after issuance.

                  2.4 STOCK OPTION. As additional compensation to the Consultants hereunder, ATG hereby grants to each Consultant the right and option to purchase (the "Options"), on the terms and conditions hereinafter set forth, one hundred twenty-five thousand (125,000) shares of ATG Common Stock at $0.75 per share (the "Option Shares") vesting if CF and ATG enter into a formal agreement pursuant to which ATG receives revenue from CF in connection with the use of the Technology by CF, other than for the purchase of IE Crystals for testing purposes. To the extent that the Option is not vested upon the termination or other expiration of this Agreement, the Option shall expire and be null and void.

                  2.5 OPTION TERM. Once exercisable, the Options shall remain so exercisable until three years after the date of vesting and thereafter shall be null and void.

                  2.6 REPRESENTATIONS. The Consultants hereby warrant and represent to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and will be true at the time of exercise of the Options:

                           2.6.1  that the Consultants are acquiring the
Options, and upon exercise of an Option will acquire the Option Shares, for their own account and not with a view to their resale or distribution and that the Consultants are prepared to hold the Option and the Option Shares, if acquired, for an indefinite period and have no present intention to sell, distribute or grant any participating interests in the Options or the Option Shares, if acquired. The Consultants hereby acknowledge the fact that the Option Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws.

                           2.6.2  that the Consultants have been informed
that the Options and the Option Shares may not be resold or transferred unless first registered under Federal and state securities laws or unless an exemption from such registration is available. Accordingly, the Consultants hereby acknowledge that

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each Consultant is prepared to hold their respective Option and the Option
Shares for an indefinite period of time.

                           2.6.3  that each Consultant has a preexisting
business or personal relationship with ATG, that he is aware of the business affairs and financial condition of ATG and that each Consultant has such knowledge and experience in business and financial matters with respect to companies in business similar to ATG to enable him to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. The Consultants further acknowledge that ATG has made available to them the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Options and the Option Shares and that they could be reasonably assumed to have the capacity to protect their own interests in connection with such investment.

                           2.6.4  that the Consultants realize that their
purchase of the Options and the Option Shares is a speculative investment and that they are each able, without impairing their financial condition, to hold the Options and the Option Shares for an indefinite period of time and to suffer a complete loss of their investment.

         3. NO TRANSFER: The Consultants shall not transfer, encumber, alienate or dispose, by gift or otherwise, all or any part of the Option Shares, except as may be permitted by law.

         5. RESTRICTIVE LEGEND: In order to reflect the restrictions on disposition of the Option Shares, the stock certificates for such shares will be endorsed with the a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         6. TERM. If CF and ATG fail to enter into a formal agreement pursuant to which ATG receives revenue from CF in connection with the use of the Technology by CF, other than for the purchase of IE Crystals for testing purposes, before December 31, 2001, this Agreement shall terminate.

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         7.  GENERAL PROVISIONS.

                  7.1 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the respective parties hereto; PROVIDED, HOWEVER, that neither party hereto shall have the right to assign any of its rights under this Agreement without the prior written consent of the other party.

                  7.2 NOTICES. All notices, requests, demands and other communications which may be given or are required to be given under this Agreement shall be in writing and in the English language. All notices shall be sent by facsimile transmission and confirmed by overnight courier, and shall be deemed given on the date of such facsimile transmission. All notices shall be addressed as set forth below:

         If to Lovelace:          P.O. Box 1347
                                  Gulfport, MS 39502

         If to Martin:            2432 Pass Road
                                  Biloxi, MS 39531

         If to ATG:               American Technologies Group, Inc.
                                  1017 South Mountain Avenue
                                  Monrovia, California 91016
                                  Attention: Lawrence J. Brady

or to such other address as each party hereto may from time to time designate by written notice to the other party as provided herein.

                  7.3 GOVERNING LAW. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

                  7.4 RESOLUTION OF DISPUTES. Any controversy or claim relating to this Agreement (whether contract, tort, or both) or to the breach of this Agreement shall be arbitrated by and in accordance with the then existing commercial arbitration rules of the American Arbitration Association, in Los Angeles, California. The arbitrator may render a judgment awarding actual compensatory damages only, and no consequential, incidental, or punitive damages may be awarded by the arbitrator. Judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction. Nothing in this Section 7.4 shall affect ATG's right to bring an action or proceeding against the Consultants in the courts of any jurisdiction where the purpose of such action or proceeding is to seek injunctive relief against the Consultants.

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Service of process in any such action or proceeding brought hereunder may be made by mailing copies of such process to the address of the parties provided for in Section 7.2 hereto, provided that nothing in this Section 7.4 shall affect the right to serve legal process in any other manner permitted by law. In the event of any action or proceeding to enforce this Agreement, the successful or prevailing party will be entitled to recover its attorneys' fees actually incurred and other costs incurred in any such action or proceeding, in addition to any other relief to which it may be entitled.

         7.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

         7.6 WAIVER AND AMENDMENT. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all of the parties hereto. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

         7.7 SEVERABILITY. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

         7.8 COOPERATION. Each party hereto shall cooperate with the other party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

         7.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         7.10 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto, each of which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, express or implied, between the parties hereto concerning the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"ATG"                                       "CONSULTANTS"

AMERICAN TECHNOLOGIES GROUP INC.

By: /s/ Lawrence J. Brady                   /s/ Kent E. Lovelace, Jr.
   ----------------------                   -------------------------
Name:  Lawrence J. Brady                    Kent E. Lovelace, Jr.
Its:   Chairman

                                            /s/ John H. Martin
                                            ------------------
                                            John H. Martin

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